Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 1-A Amendment No. 8, of our report dated April 1, 2021, relating to the balance sheet of Bear Village Inc. as of September 30, 2020, and the related statements of operations, changes in shareholder's equity and cash flows, for the period from March 1, 2020 (inception) through September 30, 2020, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Accountants Now Inc.

Riverdale, Georgia
August 5, 2021